[LETTERHEAD OF THE WELLCARE MANAGEMENT GROUP, INC.]


December 1, 1998


Alan Bernstein, M.D.
29 Mountain Avenue
Larchmont, N.Y. 10538

Dear Dr. Bernstein:

     This  letter  will  confirm the terms of your  employment  by The  WellCare
Management Group, Inc. ("WellCare" or the "Company") as Chief Medical Officer, effective as of September 8, 1998.

     1. Your employment by WellCare is "at-will" and may be terminated by either you or WellCare at any time, for any reason, subject to the other terms and conditions set forth in this Agreement. In the event you exercise your rights under this paragraph 1 to terminate your employment, you shall provide sixty
(60) days prior written notice to the Company. In the event that your employment is terminated by WellCare without cause, subject to the terms and conditions set forth in this Agreement, WellCare may, in its sole discretion provide up to sixty (60) days prior written notice of such termination to you, during which time you shall remain in the employment of the Company to perform the duties and responsibilities pursuant to the terms and conditions set forth herein. You will abide by and be subject to all WellCare policies and procedures, including those contained in the WellCare Employee Manual as may be amended from time to time at the sole discretion of WellCare.

     2. Your base salary will be $215,000 per annum payable in periodic installments in accordance with WellCare's regular payroll practices. Your base salary will be reviewed annually by the Compensation Committee of the Board of Directors of WellCare (the "Compensation Committee") and any change in such salary shall be within the sole discretion of the Compensation Committee. Subject to paragraph 14, you will devote your full time and best efforts to your work for WellCare.

     3. In addition to your annual base salary, you shall be eligible for an annual bonus for the applicable employment year, based upon performance, in an amount not to exceed 20% of your then applicable annual base salary. After September 8, 1999, the maximum percentage of the applicable annual base salary may be reviewed annually by the Compensation Committee of the Company and may be adjusted at the sole discretion of that Committee. The determination to pay such bonus and the amount thereof, subject to the maximum amount set forth above, shall be made in the sole discretion of the Compensation Committee. Specific and objective performance standards shall be employed at the discretion of the Compensation Committee.

     4. You also shall be entitled to a $50,000 retention bonus (the "Retention Bonus") payable in two $25,000 installments, the first due on February 1, 1999 and the second due on August 1, 1999, provided on each such date you are then employed by the Company under this Agreement or you are otherwise entitled to the payment of such bonus under paragraph (6)a below. The amount of the Retention Bonus shall be reduced dollar-for-dollar by any stay bonus you shall have received from your prior employer on or before August 1, 1999. You shall promptly notify WellCare of the receipt of any such stay bonus from your prior employer and the amount thereof. In addition, if there is a Change of Control (as defined in Exhibit A) of WellCare and your employment is terminated without cause by WellCare thereafter but prior to August 1, 1999, the $50,000 Retention Bonus shall become immediately due and payable to you upon such termination of employment.

     5. You will report directly to the President and/or Chief Executive Officer of the Company. Your responsibilities shall include but not be limited to quality improvement, case management, utilization review, physician and hospital network development and provider relations. Upon appointment and ratification by the WellCare of New York, Inc. Board of Directors, you shall serve as Medical Director of WellCare of New York, Inc. Upon appointment and ratification by the WellCare of Connecticut, Inc. Board of Directors you shall serve as Medical Director of WellCare of Connecticut, Inc. You represent and warrant that you are a physician licensed to practice medicine in the States of New York and Connecticut and are in good standing in all jurisdictions in which you are licensed as a physician and there is no disciplinary action or censure proceedings pending against you. You further represent and warrant that you will advise the Company immediately in the event your license is suspended or revoked in any jurisdiction or in the event of a disciplinary action or censure proceeding against you.

     6. (a) If you terminate your employment based upon a default by WellCare of its obligations under this Agreement that is not cured within thirty (30) days following receipt of written notice from you describing such breach, you shall be entitled to payment of the installments of the Retention Bonus as and when due under paragraph 4.

          (b) In addition, in the event that you are terminated by WellCare without cause (as defined in paragraph 7 below) on or before September 7, 1999 (during the first year of employment), you shall receive an amount equal to nine
(9) months' base salary payable in the same periodic installments as your base salary was paid during employment and, if the effective date of termination shall be prior to August 1, 1999, you shall be entitled to the payment of any remaining installments of the Retention Bonus, as and when payable under paragraph 4.

          (c) In the event that you are terminated by WellCare without cause during the period commencing September 8, 1999 and ending September 7, 2000, you shall receive an amount equal to six (6) months' base salary payable in the same periodic installments as your base salary was paid during employment.

          (d) Any payments made to you pursuant to this paragraph are contingent upon your execution of appropriate waivers and releases required of you by WellCare at the time of termination of your employment.

          (e) Subject only to WellCare's payment obligations under this paragraph 6 (a) (b) or (c) you shall have no right to receive any compensation or benefit hereunder on and after the effective date of termination of your employment for any reason other than (i) base salary earned and accrued on and after the effective date of termination; and (ii) benefits, vacation, and options earned and accrued prior to the effective date of termination, subject to the terms of the plans applicable thereto.

     7. For purposes of this letter agreement, "cause" means (i) indictment for a felony, dishonesty, breach of trust for unethical business conduct, or any crime involving the business of the Company; (ii) violation of Company policy or procedure and failure to cure the violation within thirty (30) days of written notice by WellCare; (iii) in the performance of your duties hereunder or otherwise to the detriment of the Company, you engage in (A) willful misconduct,
(B) willful or gross neglect, (C) fraud, (D) misappropriation, (E) embezzlement or (F) theft; (iv) your willful failure to perform reasonable responsibilities and duties, (v) you breach this Agreement in any respect and fail to cure the breach within thirty (30) days of written notice by WellCare; (vi) you are adjudicated in any civil suit, or acknowledge in writing in any agreement or stipulation, the commission of any theft, embezzlement, fraud, or other act of dishonesty involving any other person; (vii) engage in any act that is materially damaging or detrimental to the Company business or reputation of the Company or (viii) the loss, suspension or censure of your license to practice medicine in any jurisdiction.

     8. During your employment in the discharge of your duties and responsibilities hereunder, the CEO/President shall in his discretion, determine at what place of business you shall perform your duties. The reasonable cost of your lodging for two (2) nights per week in association with your working in the Company's principal place of business in Kingston, New York will be reimbursed by the Company. The Company will also reimburse you for the train or bus commutation and related charges associated with commuting from your residence in Larchmont, New York to Kingston, New York one day per week.

     9. Subject to the approval of, the Company's Compensation Committee, WellCare shall grant in your favor, Incentive Stock Options ("ISOs") to purchase 40,000 shares of the Company's stock at $1.25 per share price of the Common Stock on September 8, 1998, the date on which your employment commenced. The ISOs herein described shall vest and be exercisable as follows: (i) thirteen thousand three hundred (13,300) shares on the first anniversary of the date of employment; (ii) thirteen thousand three hundred (13,300) shares on the second anniversary of the date of employment; and (iii) thirteen thousand four hundred (13,400) shares on the third anniversary of employment. The term of the ISOs shall be 5 years.

     In the event of a Change in Control (as defined in Exhibit A hereto) during your employment, the unvested portion of the ISOs shall automatically accelerate and you shall have the right to exercise all or any portion of the same. Upon termination of your employment with WellCare, the unvested portion of the subject options shall automatically terminate. You may exercise your options to the extent then exercisable during the term of your employment and for three (3) months thereafter, but in no event after September 7, 2003. You will be required to sign WellCare's standard Option Agreement (copy attached).

     10. You will be eligible for a car allowance and/or reimbursement for expenses in connection with the use of the vehicle in accordance with WellCare policy applicable to other similarly situated employees, as may be amended from time to time at the sole discretion of WellCare.

     11. You will be eligible to participate in Company-sponsored employee benefit plans as such are available to other employees of similar rank and authority in accordance with the benefit plans rules, subject to the Company's right to amend and/or terminate such plans in its sole discretion. In addition, subject to the prior written consent of WellCare's Chief Executive Officer, which consent shall not be unreasonably withheld, you will be entitled to attend two CME meetings relevant to your specialty each twelve month period of your employment and such costs shall be paid by the Company. In the event that you are required by any governmental agency to maintain State licenses to practice medicine in order to perform your duties as Chief Medical Officer for the Company, you shall be reimbursed for the cost to obtain such licenses provided, however, you shall have first obtained the written consent of WellCare's Chief Executive Officer, which consent shall not be unreasonably withheld. Finally, all professional society dues relevant to your specialty will be paid by the Company with prior written consent of WellCare's Chief Executive Officer, which consent shall not be unreasonably withheld.

     12. All confidential information that you may now possess, may obtain during or after your employment with WellCare or may create during your employment with WellCare, and all other information relating to the business of WellCare or of any other affiliated entity of

WellCare, shall not be published by you, disclosed or made accessible by you to any other person, firm, corporation, or entity or otherwise used by you either during or after your employment, except, during your employment, in the business of and for the benefit of WellCare. You shall return all tangible evidence of such confidential information, and all other information relating to the business of WellCare or of any affiliated entity of WellCare, to WellCare prior to or after termination of employment hereunder.

     13. The Company will pay for the actual cost (not to exceed $15,000) of packing and moving your personal belongings, i.e., furniture, etc., from your present home in Chicago, Illinois to Larchmont, New York. The Company will receive at least two bids for the actual cost of relocation and the same will be subject to approval by the Company, which will not unreasonably withhold consent. Additionally, the Company shall reimburse you for the cost, if any, incurred (not to exceed $7,500) in the event that you are unable to take possession of your home in Larchmont, New York on September 8, 1998.

     14. The Company recognizes that you have expressed a desire to engage in part-time clinical work related to your specialty. If the performance of your duties and responsibilities is deemed sufficient by WellCare's Chief Executive Officer to allow for time to be set aside for said clinical work and be reasonably compensated accordingly, the opportunity to engage in said clinical work will not be unreasonably withheld.

     15. The "Restricted Period" means during the term of your employment by the Company and, if your employment is terminated by WellCare without cause, during the period, if any, that WellCare shall make payments under paragraph 6(b) or
(c). During and after the Restricted Period, you agree to provide the Company, upon its reasonable request for same, with assurances that you are not, directly or indirectly, disclosing or using any confidential or proprietary information of the Company, except for the sole benefit of the Company.

     During  the  Restricted   Period  you  agree  not  to  engage  directly  or
indirectly, in any managed healthcare, health insurance or other business venture or enterprise that is in competition with any of the businesses conducted by the Company in those areas where the company is engaged in the delivery of its products and/or services. Additionally, you shall not recruit or otherwise solicit or induce any other employee of the Company to terminate employment with the company during the term of employment, including one year thereafter.

     You shall not publish any statement or make any statement under circumstances reasonably likely to become public that is critical of the Company, or in any way adversely affecting or otherwise maligning the reputation of the Company.

     The restrictions contained in this paragraph 15 are necessary for the protection of the trade secrets, proprietary information and contractual relationships of the Company, all of which you acknowledge has been or may be disclosed to you while in the Company's employ, and are considered by you to be reasonable for such purpose. You agree that any breach of this paragraph shall cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, you agree that you shall forfeit your right to receive the balance of any compensation due you which is not yet earned and accrued under this offer letter (whether it be in the form of salary, benefits, expenses or vacation), and in addition to any other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

     16. If any court determines that any covenant in this offer letter is unenforceable because of the duration or geographical scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     17. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, written or oral, including that certain memorandum from Jerry L. Kay to you dated July 12, 1998.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     I will be grateful if you would indicate your agreement to these arrangements by signing below.

                                        Very truly yours,

                                        /s/ Robert W. Morey, Jr.
                                        ------------------------
                                            Robert W. Morey, Jr.



Agreed:   /s/ Alan B. Bernstein
          ------------------------
              Alan Bernstein, M.D.

Date:     1/17/99
          ------------------------

                 EXHIBIT A TO ALAN BERSTEIN EMPLOYMENT AGREEMENT
                  WITH THE WELLCARE MANAGEMENT GROUP, INC. (THE
                                  "AGREEMENT")


     For purposes hereof, a "Change of Control" of the Company shall mean such time as:

          a. Any Person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Principal Shareholders or The 1818 Fund II, L.P., is or becomes the beneficial owner, directly or indirectly, of outstanding shares of capital stock of the Company, entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Company (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Securities Exchange Commission under the Exchange
     Act);

          b. A majority of the Board shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board on September 8, 1998 and any other member of the Board who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board;

          c. The shareholders of the Company shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case, with respect to which all or substantially all the Persons who were the respective beneficial owners of the outstanding shares of capital stock of the Company immediately prior to such recapitalization, reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 50% of the combined voting power of the then outstanding shares of capital stock of the Company resulting from such recapitalization, reorganization, merger, consolidation or similar transaction;

          d. The shareholders of the Company shall have approved of the sale or other disposition of all or substantially all the assets of the Company in one transaction or in a series of related transactions;

          e. Immediately after any merger, consolidation, recapitalization or similar transaction, the Principal Shareholders (A) shall have increased the aggregate percentage of the outstanding shares of capital stock of the Company they beneficially own, directly or indirectly, by 10% of such outstanding shares of capital stock or more (or if the entity surviving such transaction is a corporation, the Principal Shareholders' ownership in the new entity shall have increased by 10% or more of their aggregate percentage of ownership of the Company immediately prior to the transaction) and (B) shall be the beneficial owners directly or indirectly, of outstanding shares of stock of the Company (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Company (or the surviving Person in such transaction) and, in anticipation of, in connection with or as a result of, such transaction, the Company (or such surviving Person) shall have incurred or issued additional Indebtedness such that the total Indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided, however, that any such transaction shall not be considered a Change of Control if the holders of Notes shall have participated therein on no less than a pari passu basis (assuming conversion of all such holders' Notes into Conversion Shares) with the Principal Shareholders;

          f. The shareholders of the Company approve any transaction (or if no such approval is required, upon the occurrence of any transaction) the result of which is that the Common Stock shall no longer be required to be registered under Section 12 of the Exchange Act and that the holders of shares of Common Stock do not receive common stock of the Person surviving such transaction that is required to be registered under Section 12 of the Exchange Act; or

          g. The Company ceases to be the beneficial owner, directly or indirectly, of the outstanding shares of capital stock of WellCare of New York, Inc., entitling the Company to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent of the shareholders of WellCare of New York, Inc.

     For purposes of this Agreement (a) "Conversion Shares" shall mean the Common Stock issued or issuable upon the conversion of the Notes; (b) "Indebtedness" shall mean as to any Person (i) all obligations of such Person for borrowed money (including without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business, (iv) all interest rate and currency swaps and similar agreements under which payments are obligated to be made, whether periodically or upon the happening of a contingency, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (viii) any contingent obligation of the foregoing; (c) "Notes" shall mean the 8.0% Subordinated Convertible Notes due December 31, 2002 of the Company; (d) "Person" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature; and (e) "Principal Shareholders" shall mean Edward A. Ullman and Robert
W. Morey.